Exhibit 99.1

FTI Consulting, Inc.

777 South Flagler Drive, Suite 1500

West Palm Beach, FL 33401

561.515.6078

FOR FURTHER INFORMATION:

Investors: Mollie Hawkes

+1.617.747.1791

Mollie.Hawkes@FTIConsulting.com

Media: Sherrie Weldon

+1.415.293.4408

Sherrie.Weldon@FTIConsulting.com

FTI CONSULTING, INC. ANNOUNCES SPECIAL CHARGE FOR ACTIONS TAKEN IN

THE SECOND QUARTER OF 2012

West Palm Beach, FL, July 6, 2012 — FTI Consulting (NYSE: FCN), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today announced that the Company has taken actions to realign its workforce to address current business demands and global macro-economic conditions, and to reduce excess real estate capacity. These actions include the termination of approximately 115 employees, representing approximately 3% of the Company’s more than 3,800 employees, and the consolidation of leased office space within six office locations. The majority of affected employees were employed in the two business segments most impacted by current economic conditions. The affected employees were notified by June 29, 2012 and will be released subject to defined notice periods. The Company estimates the impact of these actions will result in a pre-tax income charge of approximately $28.0 million in the second quarter of 2012. The cash portion of the charge is approximately $23 million with the balance relating to non-cash costs primarily resulting from terminating certain employees who are contractually entitled to employee loan forgiveness and the accelerated depreciation of leasehold improvements in the properties which will no longer be utilized. The Company expects that these actions in combination with other actions taken over the last 100 days will result in operational savings of approximately $14 million over the remainder of 2012.

The Company expects to implement certain additional cost reduction actions during the third quarter of fiscal 2012 related to further real estate consolidation activities. The Company cannot currently estimate the total charges it expects to incur in connection with these future actions.

The Company will announce its second quarter results as well as provide an update to its revenue and earnings guidance on August 2, 2012.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 3,800 employees located in 24 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The Company generated $1.57 billion in revenues during fiscal year 2011. More information can be found at http://www.fticonsulting.com.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based upon management’s beliefs, as well as assumptions made by and information currently available to management. All statements other than statements of historical fact included in this press release, in particular statements regarding the estimated amount of the special charge being recorded by FTI Consulting for the quarter ended June 30, 2012, as well as statements identified by words such as “approximately,” “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions, constitute forward-looking statements. All forward-looking statements are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and estimates are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will result or be achieved or that actual results will not differ from estimates or expectations. Further, estimates of special charges are subject to the Company’s final review and the final review of the Company’s independent public accounting firm. We are under no duty to update any of the forward-looking statements to conform such statements to actual results or events and do not intend to do so.

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